Exhibit 99.1

For Immediate Release: Media contact: Ed Tagliaferri 212 981 5182

CKX, INC. REPORTS THIRD QUARTER 2009 RESULTS

CONFERENCE CALL SCHEDULED TO DISCUSS RESULTS

NEW YORK, November 6, 2009 – CKX, Inc. (NASDAQ: CKXE) today reported financial results for its third quarter and nine months ended September 30, 2009.

For the three months ended September 30, 2009, revenue declined to $87.4 million from $97.0 million for the comparable period in 2008. Operating income before depreciation, amortization and non-cash stock compensation (“OIBDAN”) declined to $16.4 million from $28.9 million in 2008. The 2009 results include an unfavorable swing of $3.9 million in non-cash foreign exchange gains as compared to 2008. Operating income in 2009 declined to $11.0 million from $22.7 million in 2008.

For the nine months ended September 30, 2009, revenue declined slightly to $248.4 million from $250.7 million for the comparable period in 2008. OIBDAN declined to $61.0 million in 2009 from $86.5 million in 2008. The 2009 results include $10.0 million of non-recurring revenue from terminated license agreements, an unfavorable swing in non-cash foreign exchange gains/losses of $9.9 million, as well as a $2.7 million increase in incremental and one-time costs. Adjusting for the non-recurring revenue, foreign exchange gains/losses and incremental and one-time costs, OIBDAN declined from $82.7 million to $59.8 million. Operating income declined to $45.8 million in 2009 from $68.0 million in 2008.

Commenting on the results, Robert F.X. Sillerman, Chairman and CEO said, “Our revenue for the nine months was essentially flat with last year and OIBDAN declined due in part to the well documented reductions in advertising and promotion spending arising from the global recession, as well as our previously discussed increase in development spending. We remain optimistic about our prospects for the fourth quarter of 2009 and 2010, which will benefit from the opening of the Elvis-themed Cirque du Soleil show in Las Vegas, the additional cycle of So You Think You Can Dance currently airing on Fox, additional broadcast hours of American Idol in 2010 and the improving economic climate. Our confidence is reflected in our decision to continue our increased investment in exciting new projects, several of which are poised to be introduced in the coming months. All of this points to an exciting future for CKX.”

Simon Fuller, CEO of 19 Entertainment commented, “I’m particularly pleased with the prospects for American Idol as well as our new initiatives going forward. Adding Ellen DeGeneres as a judge for American Idol is an impactful and important move that is already paying dividends. Our exclusive deal with Ryan Seacrest is another example of the far sighted thinking that we believe CKX represents. With Fashionair now taking hold and new online initiatives about to be unveiled, CKX is sitting at the forefront of an impactful growth period.”

Results for the Three Months Ended September 30, 2009

Revenue in the third quarter of 2009 declined to $87.4 million from $97.0 million for the third quarter of 2008 primarily due to a $7.4 million reduction in revenue at 19 Entertainment. The decrease in revenue resulted from weaker American Idol tour sponsorship revenue due to the global recession and from reduced music and management revenue. The decrease in revenue was partially offset by an increase in revenue from So You Think You Can Dance. Revenue decreased $3.1 million at the Presley Business due to the prior year DVD release of Viva Las Vegas and lower royalty income, partly offset by improved results at Graceland due to a 2.6% increase in attendance. Revenue increased $0.9 million at the Ali Business due to higher licensing revenue and increased signed memorabilia sales.

OIBDAN declined to $16.4 million for the third quarter of 2009 from $28.9 million for the third quarter of 2008. The decrease in OIBDAN as compared to the prior year period primarily reflects the decline in revenue described above, as well as a $3.9 million unfavorable swing in non-cash foreign exchange gains due to the weakened U.K. pound compared to the U.S. dollar during each period, $0.7 million related to the timing of executive bonus expense recognition and an increase in development spending for new projects. Adjusting for foreign exchange gains, OIBDAN declined to $14.7 million in the third quarter of 2009 from $23.3 million for the third quarter of 2008.

Operating income was $11.0 million in the third quarter of 2009 compared to $22.7 million in the third quarter of 2008 primarily for the reasons discussed above.

Net income attributable to CKX, Inc. was $11.2 million for the third quarter of 2009, an increase of $2.5 million from the third quarter of 2008 as the decline in operating income was more than offset by a favorable income tax benefit compared to an income tax provision in the prior year. The current quarter tax benefit reflects the Company’s ability to utilize more foreign tax credits as well as receiving benefits from some discrete items on the filing of its 2008 income tax return. Diluted income per common share of $0.12 represented an increase of $0.03 from the third quarter of 2008.

Results for the Nine Months Ended September 30, 2009

Revenue for the Company of $248.4 million in the nine months decreased slightly from $250.7 million for the same period in 2008. Revenue declined $7.7 million at 19 Entertainment as declines in American Idol-related revenue were partially offset by additional revenue from So You Think You Can Dance. The decrease in revenue attributable to American Idol was due to reduced foreign syndication revenue and weaker on-air, off-air and tour sponsorship revenue resulting from the global recession. Revenue at the Presley Business and the Ali Business included $9.0 million and $1.0 million, respectively, of non-recurring revenue from terminated license agreements to develop real estate projects around these brands. Excluding the non-recurring revenue, revenue declined $3.9 million at the Presley Business as an increase in attendance at Graceland of 2.3% over the prior year was more than offset by declines in royalty and licensing revenue as a result of general declines in consumer spending amid the economic downturn. Excluding the non-recurring revenue, revenue declined $0.7 million at the Ali Business due to lower signed memorabilia sales offset in part by an increase in licensing revenue.

OIBDAN declined to $61.0 million for the nine months ended September 30, 2009 from $86.5 million for the prior year period.  The decrease in OIBDAN as compared to the prior year’s period reflects a decline in American Idol syndication, sponsorship and music revenue, which was partially offset by the recognition of the $10.0 million in fees from the terminated license agreements and additional television programming.  Also unfavorably impacting OIBDAN in the current year was $2.5 million of costs incurred with respect to potential acquisitions, the write-off of $0.9 million of previously capitalized costs related to the proposed re-development of Graceland, a non-cash foreign exchange loss of $4.1 million, $0.8 million in incremental payroll-related taxes incurred due to the redemption of redeemable restricted common stock and $0.5 million in merger and distribution-related costs.  OIBDAN in the first nine months of 2008 included a non-cash foreign exchange gain of $5.8 million and $2.0 million of merger and distribution-related costs.  Adjusting for the items noted above, OIBDAN declined to $59.8 million in the first nine months of 2009 from $82.7 million for the same period in 2008.  The decrease in OIBDAN for the nine months ended September 30, 2009 also reflects additional costs of $1.4 million related to the timing of executive bonus expense recognition, a $1.4 million restructuring charge at the Ali Business and an increase in development spending for new projects.

Operating income was $45.8 million for the first nine months of 2009 compared to $68.0 million in the 2008 period primarily for the reasons discussed above.

Net income attributable to CKX, Inc. was $27.3 million for the first nine months of 2009, a decrease of $4.6 million from the 2008 period, which reflects the decline in operating income partially offset by a more favorable effective tax rate compared to the prior year due to the Company’s ability to utilize more foreign tax credits as well as receiving benefits from some discrete items on the filing of its 2008 tax return. Diluted income per common share of $0.30 represented a decrease from $0.33 for the first nine months of 2008.

Segment Results

The following table summarizes segment operating results for the three months ended September 30, 2009 and 2008 (in millions):

	September 30,	September 30,
	2009	2008	Change
Revenue
19 Entertainment	$71.4	$78.8	-9.4%
Presley Business	14.7	17.8	-17.3%
Ali Business	1.3	0.4	234.5%
Corporate	-	-	—

Total	$87.4	$97.0	-9.9%

	September 30,	September 30,
	2009	2008	Change

OIBDAN
19 Entertainment (1)	$15.0	$26.9	-44.4%
Presley Business	5.6	5.7	-1.0%
Ali Business	0.8	(0.0)	—
Corporate (2)	(5.0)	(3.7)	-35.26%

Total	$16.4	$28.9	-43.2%

	September 30,	September 30,
	2009	2008	Change

Operating Income (Loss)
19 Entertainment (1)	$11.2	$22.2	-49.5%
Presley Business	4.4	4.4	0.2%
Ali Business	0.8	(0.0)	—
Corporate (2)	(5.4)	(3.9)	37.4%

Total	$11.0	$22.7	-51.5%

(1) 2009 and 2008 results include non-cash foreign exchange gains of $1.7 million and $5.6 million, respectively.

(2) 2009 includes $0.3 million of acquisition-related costs and 2008 includes $0.3 million of merger and distribution related-costs.

The following table summarizes segment operating results for the nine months ended September 30, 2009 and 2008 (in millions):

	September 30,	September 30,
	2009	2008	Change
Revenue
19 Entertainment	$197.3	$205.0	-3.8%
Presley Business	47.9	42.8	11.8%
Ali Business	3.2	2.9	7.2%
Corporate	-	-	—

Total	$248.4	$250.7	-0.9%

	September 30,	September 30,
	2009	2008	Change

OIBDAN
19 Entertainment (1)	$56.3	$85.6	-34.2%
Presley Business	21.4	13.5	58.0%
Ali Business (2)	0.5	0.6	-16.2%
Corporate (3)	(17.2)	(13.2)	-30.7%

Total	$61.0	$86.5	-29.5%

	September 30,	September 30,
	2009	2008	Change

Operating Income (Loss)
19 Entertainment (1)	$45.9	$71.5	-35.8%
Presley Business	17.6	9.8	79.8%
Ali Business (2)	0.5	0.6	-15.5%
Corporate (3)	(18.2)	(13.9)	-30.5%

Total	$45.8	$68.0	-32.7%

(1)	2009 and 2008 results include non-cash foreign exchange gains and (losses) of ($4.1) million and $5.8 million, respectively.

(2)	2009 results include severance costs of $1.4 million at the Ali Business due to a restructuring of the business.

(3)	2009 includes $2.5 million of acquisition-related costs and $0.5 million of merger and distribution-related costs. 2008 includes $2.0 million of merger and distribution-related costs.

Use of Operating Income before Depreciation, Amortization and Non-Cash Stock Compensation

We evaluate our operating performance based on several factors, including a financial measure of operating income before non-cash depreciation of tangible assets and non-cash amortization of intangible assets, and non-cash compensation and other non-cash charges, such as charges for impairment of intangible assets (which we refer to as “OIBDAN”). The Company considers OIBDAN to be an important indicator of the operational strengths and performance of our businesses and the critical measure the chief operating decision maker (CEO) uses to manage and evaluate our businesses, including the ability to provide cash flows to service debt. However, a limitation of the use of OIBDAN as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in our businesses or stock-based compensation expense. Accordingly, OIBDAN should be considered in addition to, not as a substitute for, operating income, net income and other measures of financial performance reported in accordance with US GAAP as OIBDAN is not a GAAP equivalent measurement.

The following table reconciles consolidated OIBDAN to consolidated operating income under U.S. GAAP (in millions) for the three months ended September 30, 2009 and 2008:

Three Months Ended
	September 30,	September 30,
	2009	2008
OIBDAN	$16.4	$28.9
Depreciation and amortization	(5.0)	(5.3)
Non-cash compensation	(0.4)	(0.9)
Operating income	$11.0	$22.7

The following table reconciles consolidated OIBDAN to consolidated operating income under U.S. GAAP (in millions) for the nine months ended September 30, 2009 and 2008:

Nine Months Ended
	September 30,	September 30,
	2009	2008
OIBDAN	$61.0	$86.5
Depreciation and amortization	(14.0)	(16.4)
Non-cash compensation	(1.2)	(2.1)
Operating income	$45.8	$68.0

Cash and Borrowing

The Company had total cash on hand of $66.9 million as of September 30, 2009. Outstanding debt at September 30, 2009 totaled $101.1 million including the current portion of $0.5 million.

Form 10-Q Filing

Additional information concerning the Company’s third quarter results of operations and financial position is included in the Company’s Form 10-Q for the quarter ended September 30, 2009 which was filed today with the Securities and Exchange Commission. A copy of the Company’s 10-Q filing is available on our website at www.ckx.com.

Conference Call

Robert F.X. Sillerman, Chairman and Chief Executive Officer, and Thomas P. Benson, Executive Vice President and Chief Financial Officer, will be hosting a conference call for investors today at 1:00 p.m. EST to discuss the quarterly results. The conference call numbers are:

913-312-0411 (International)
800-289-0507 (United States)

Those interested in listening to the conference call live via the Internet may do so by visiting the Company’s Investor Relations web site at http://ir.ckx.com. To listen to the live call, please go to the web site fifteen minutes prior to its start to register, download, and install the necessary audio software.

An audio replay of the conference call will also be available after the call on the Company’s Investor Relations website.

About CKX, Inc.

CKX, Inc. is engaged in the ownership, development and commercial utilization of entertainment content. To date, the Company has focused on acquiring globally recognized entertainment content and related assets, including the rights to the name, image and likeness of Elvis Presley, the operations of Graceland, the rights to the name, image and likeness of Muhammad Ali and proprietary rights to the IDOLS television brand, including the American Idol series in the United States and local adaptations of the IDOLS television show format which, collectively, air in more than 100 countries. For more information about CKX, Inc., visit its corporate website at www.ckx.com.

Forward Looking Statements

In addition to historical information, this document contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “assume” or other similar expressions, although not all forward-looking statements contain these identifying words. All statements in this Annual Report regarding our future strategy, future operations, projected financial position, estimated future revenue, projected costs, future prospects, and results that might be obtained by pursuing management’s current plans and objectives are forward-looking statements. You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Our forward-looking statements are based on the information currently available to us and speak only as of the date on which this Annual Report was filed with the Securities and Exchange Commission (“SEC”). We expressly disclaim any obligation to issue any updates or revisions to our forward-looking statements, even if subsequent events cause our expectations to change regarding the matters discussed in those statements. Over time, our actual results, performance or achievements will likely differ from the anticipated results, performance or achievements that are expressed or implied by our forward-looking statements, and such difference might be significant and materially adverse to our stockholders.

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